Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm in this Registration Statement on Form N-14 of North Star Small Cap Value Fund, a separate series of Northern Lights Fund Trust II, under the captions “Questions and Answers,” “Other Service Providers” and “Walthausen Board Considerations” in the Combined Proxy Statement and Prospectus and “Independent Registered Public Accounting Firm” and “Portfolio Holdings Information” in the Statement of Additional Information in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

January 23, 2023